SECURITIES & EXCHANGE COMMISSION

                        WASHINGTON, D.C. 20549


                               FORM 8-K

                            CURRENT REPORT



                 Pursuant to Section 13 or 15 (d) of
                 the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  February 8, 1999

Exact Name of Registrant as Specified in Charter:



                   LIFE MEDICAL TECHNOLOGIES, INC.



State of Other Jurisdiction of Incorporation:



                               DELAWARE


Commission File Number:  33-26787-D

IRS Employer Identification Number:     87-0403828

Address and Telephone Number of Principles Executive Offices:

                  6975 SOUTH UNION PARK CENTER #600
                         MIDVALE, UTAH 84047
                            (801) 256-9600


Item 1, Change in Control.



Item 4.  Changes in Registrant's Certifying Accountants.

David Thomson, PC was previously the principal accountant for Life Medical Technologies, Inc. On January 26, 1999, the Board of Directors approved the engagement of the firm of Crouch, Bierwolf& Chisholm to replace David Thomson, PC who declined to stand for reelection as the Certifying Accountant for the Company.

In connection, with the audit of the previous fiscal year ended December 31, 1994 and subsequent periods to December 31, 1998, there were no disagreements with David Thomson, PC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to his satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, and said firm has not advised the registrant of any reportable events.

The accountant's report of David Thomson, PC on the financial statements of Life Medical Technologies, Inc. as of December 31, 1994 and for the year then ended did not contain any adverse opinion or disclaimer of opinion, nor were they qualified as to uncertainty, audit scope, or accounting principles.


Item 7. Exhibits

     Exhibit No.              Description              Page

          16.1           Letter on Change           3
                         in Accountants


                              SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Life Medical Technologies, Inc.


/s/ Robert Kroft
President and Director
Date: February 8, 1999

                          DAVID THOMSON, PC





February 8, 1999


Securities and Exchange Commission
Washington D.C.

Gentlemen:

I have been furnished with a copy of the response to Item 4 of the Form 8-K for the event that occurred on January 26, 1999 filed by our former client, Life Medical Technologies, Inc. I agree with the statements made in response to that item insofar as they relate to my firm.

Sincerely,